John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Chi Hea Cho
Salesforce
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2017 First Quarter Results
Raises FY17 Revenue Guidance to $8.16 Billion to $8.20 Billion

•	Revenue of $1.92 Billion, up 27% Year-Over-Year, 28% in Constant Currency

•	Operating Cash Flow of $1.05 Billion, up 43% Year-Over-Year

•	Deferred Revenue of $4.01 Billion, up 31% Year-Over-Year, 32% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $7.6 Billion, up 27% Year-Over-Year

•	Initiates Second Quarter Revenue Guidance of $2.005 Billion to $2.015 Billion

SAN FRANCISCO, Calif. - May 18, 2016 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its fiscal first quarter ended April 30, 2016.

“We’re thrilled that first quarter revenue growth accelerated to 28% year-over-year in constant currency,” said Marc Benioff, chairman and CEO, Salesforce. “Given the strong response to our Customer Success Platform, we are raising our fiscal 2017 revenue guidance by $80 million to reach $8.2 billion at the high end of the range.”

“Operating cash flow grew 43% in the first quarter from a year ago, surpassing the $1 billion quarterly milestone for the first time in our company’s history,” said Mark Hawkins, CFO, Salesforce. “We also expanded our non-GAAP operating margin by 283 basis points, which is our eighth consecutive quarter of year-over-year improvement.”

“Our first quarter was an extremely strong start to our fiscal year, with outstanding execution across the board,” said Keith Block, vice chairman, president and COO, Salesforce. “We continued to drive larger and more strategic transactions in the first quarter, including yet another 9-figure transaction. No other enterprise software company is building strategic relationships of this size and scale-and certainly not at this pace.”

Salesforce delivered the following results for its first fiscal quarter 2017:

Revenue: Total revenue was $1.92 billion, an increase of 27% year-over-year, and 28% in constant currency. Subscription and support revenues were $1.78 billion, an increase of 26% year-over-year. Professional services and other revenues were $141 million, an increase of 33% year-over-year.

Earnings per Share: GAAP diluted earnings per share was $0.06, and non-GAAP diluted earnings per share was $0.24.

Cash: Cash generated from operations was $1.05 billion, an increase of 43% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $3.72 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of April 30, 2016 was $4.01 billion, an increase of 31% year-over-year, and 32% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the first quarter at approximately $7.6 billion, up 27% year-over-year.

As of May 18, 2016, the company is initiating revenue, earnings per share, and deferred revenue guidance for its second quarter of fiscal year 2017. In addition, the company is raising its full fiscal year 2017 revenue, earnings per share and operating cash flow guidance previously provided on February 24, 2016.

Q2 FY17 Guidance: Revenue is projected to be approximately $2.005 billion to $2.015 billion, an increase of 23% year-over-year.

GAAP diluted earnings per share is projected to be $0.03 to $0.04, while non-GAAP diluted earnings per share is projected to be $0.24 to $0.25.

On balance sheet deferred revenue growth is projected to be 26% to 28% year-over-year.

Full Year FY17 Guidance: Revenue is projected to be approximately $8.16 billion to $8.20 billion, an increase of 22% to 23% year-over-year.

GAAP diluted earnings per share is projected to be $0.20 to $0.22, while non-GAAP diluted earnings per share is projected to be $1.00 to $1.02.

Operating cash flow growth is projected to be 25% to 26% year-over-year.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and full fiscal year:

	Fiscal 2017
	Q2	FY2017
GAAP diluted EPS Range*	$0.03 - $0.04	$0.20 - $0.22
Plus
Amortization of purchased intangibles	$0.05	$0.21
Stock-based expense	$0.24	$1.04
Amortization of debt discount, net	$0.01	$0.04
Less
Gains on sales of strategic investments	$0.00	$(0.02)
Income tax effects and adjustments**	$(0.09)	$(0.47)
Non-GAAP diluted EPS	$0.24 - $0.25	$1.00 - $1.02
Shares used in computing diluted net income per share (millions)	699	700

*For Q2 and FY17, the expected tax rates are 38% and 27%, respectively.
**The Company's non-GAAP tax provision uses a long-term projected tax rate of 35%.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 78127862.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) June 18, 2016.

About Salesforce
Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s services or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s services; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting the company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2016 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2016	2015
Revenues:
Subscription and support	$1,775,493	$1,405,287
Professional services and other	141,110	105,880
Total revenues	1,916,603	1,511,167
Cost of revenues (1)(2):
Subscription and support	335,828	274,241
Professional services and other	161,153	107,561
Total cost of revenues	496,981	381,802
Gross profit	1,419,622	1,129,365
Operating expenses (1)(2):
Research and development	260,970	222,128
Marketing and sales	895,860	736,938
General and administrative	210,806	175,811
Operating lease termination resulting from purchase of 50 Fremont	0	(36,617)
Total operating expenses	1,367,636	1,098,260
Income from operations	51,986	31,105
Investment income	8,122	4,561
Interest expense	(22,011)	(16,675)
Other expense (1)	(13,806)	(918)
Gains on sales of strategic investments	12,864	0
Income before benefit from (provision for) income taxes	37,155	18,073
Benefit from (provision for) income taxes (3)	1,604	(13,981)
Net income	$38,759	$4,092
Basic net income per share	$0.06	$0.01
Diluted net income per share	$0.06	$0.01
Shares used in computing basic net income per share	677,514	653,809
Shares used in computing diluted net income per share	686,799	664,310

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenues	$22,215	$19,690
Marketing and sales	15,386	20,027
Other non-operating expense	706	815

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenues	$26,634	$15,381
Research and development	35,168	31,242
Marketing and sales	95,474	70,534
General and administrative	31,643	25,403

(3)     During the three months ended April 30, 2016, the Company early adopted Accounting Standards Update No. 2016-09, “Improvements to Employee Share-Based Payment Accounting (Topic 718)” (“ASU 2016-09”), which addresses among other items, updates to the presentation and treatment of excess tax benefits related to stock-based compensation. The Company has adopted changes to the consolidated statements of operations on a prospective basis.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended April 30,
	2016	2015
Revenues:
Subscription and support	93%	93%
Professional services and other	7	7
Total revenues	100	100
Cost of revenues (1)(2):
Subscription and support	18	18
Professional services and other	8	7
Total cost of revenues	26	25
Gross profit	74	75
Operating expenses (1)(2):
Research and development	14	15
Marketing and sales	46	49
General and administrative	11	11
Operating lease termination resulting from purchase of 50 Fremont	0	(2)
Total operating expenses	71	73
Income from operations	3	2
Investment income	0	0
Interest expense	(1)	(1)
Other expense (1)	(1)	0
Gains on sales of strategic investments	1	0
Income before benefit from (provision for) income taxes	2	1
Benefit from (provision for) income taxes	0	(1)
Net income	2%	0%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenues	1%	1%
Marketing and sales	1	1
Other non-operating expense	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenues	1%	1%
Research and development	2	2
Marketing and sales	5	5
General and administrative	2	2

salesforce.com, inc.
Consolidated Balance Sheets
(in thousands)

	April 30, 2016	January 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,799,083	$1,158,363
Short-term marketable securities	232,109	183,018
Accounts receivable, net	1,192,965	2,496,165
Deferred commissions	243,890	259,187
Prepaid expenses and other current assets	306,625	250,594
Total current assets	3,774,672	4,347,327
Marketable securities, noncurrent	1,684,260	1,383,996
Property and equipment, net	1,711,472	1,715,828
Deferred commissions, noncurrent	180,245	189,943
Capitalized software, net	407,030	384,258
Goodwill	4,129,656	3,849,937
Strategic investments	520,750	520,721
Other assets, net	409,185	370,910
Total assets	$12,817,270	$12,762,920
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,093,197	$1,349,338
Deferred revenue	3,991,906	4,267,667
Total current liabilities	5,085,103	5,617,005
Convertible 0.25% senior notes, net	1,095,104	1,088,097
Loan assumed on 50 Fremont	198,066	197,998
Deferred revenue, noncurrent	15,008	23,886
Other noncurrent liabilities	839,725	833,065
Total liabilities	7,233,006	7,760,051
Stockholders’ equity:
Common stock	678	671
Additional paid-in capital	6,217,946	5,705,386
Accumulated other comprehensive loss	(28,577)	(49,917)
Accumulated deficit	(605,783)	(653,271)
Total stockholders’ equity	5,584,264	5,002,869
Total liabilities and stockholders’ equity	$12,817,270	$12,762,920

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2016	2015
Operating activities:
Net income	$38,759	$4,092
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,772	127,927
Amortization of debt discount and transaction costs	7,185	5,861
Gains on sales of strategic investments	(12,864)	0
50 Fremont lease termination	0	(36,617)
Amortization of deferred commissions	88,514	77,155
Expenses related to employee stock plans	188,919	142,560
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	1,307,312	979,170
Deferred commissions	(63,519)	(50,092)
Prepaid expenses and other current assets and other assets	(56,671)	(11,274)
Accounts payable, accrued expenses and other liabilities	(286,228)	(239,072)
Deferred revenue	(293,117)	(264,629)
Net cash provided by operating activities (1)	1,051,062	735,081
Investing activities:
Business combinations, net of cash acquired	(1,799)	(12,470)
Purchase of 50 Fremont land and building	0	(425,376)
Deposit for purchase of 50 Fremont land and building	0	115,015
Non-refundable amounts received for sale of land available for sale	0	2,852
Strategic investments	(22,061)	(144,462)
Purchases of marketable securities	(589,336)	(207,225)
Sales of marketable securities	222,934	192,184
Maturities of marketable securities	23,285	14,446
Capital expenditures	(83,301)	(71,087)
Net cash used in investing activities	(450,278)	(536,123)
Financing activities:
Proceeds from employee stock plans	89,141	155,015
Principal payments on capital lease obligations	(49,968)	(16,825)
Payments on revolving credit facility and term loan	0	(300,000)
Net cash provided by (used in) financing activities (1)	39,173	(161,810)
Effect of exchange rate changes	763	(3,309)
Net increase in cash and cash equivalents	640,720	33,839
Cash and cash equivalents, beginning of period	1,158,363	908,117
Cash and cash equivalents, end of period	$1,799,083	$941,956

(1)
During the three months ended April 30, 2016, the Company early adopted Accounting Standards Update No. 2016-09, “Improvements to Employee Share-Based Payment Accounting (Topic 718)” (“ASU 2016-09”), which addresses among other items, updates to the presentation and treatment of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction of operating cash flows. The Company has adopted changes to the consolidated statements of cash flows on a retrospective basis. The impact for the three months ended April 30, 2015 to net cash provided by operating activities and net cash used in financing activities was $4,224.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015	Jan 31, 2015
Full Time Equivalent Headcount	21,119	19,742	18,726	17,622	16,852	16,227
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$3,715,452	$2,725,377	$2,301,306	$2,066,963	$1,922,476	$1,890,284
Strategic investments	$520,750	$520,721	$496,809	$477,886	$318,716	$175,744
Deferred revenue, current and noncurrent	$4,006,914	$4,291,553	$2,846,510	$3,034,991	$3,056,820	$3,321,449
Unbilled deferred revenue, a non-GAAP measure (1)	$7,600,000	$7,100,000	$6,700,000	$6,200,000	$6,000,000	$5,700,000
Principal due on our outstanding debt obligations	$1,350,000	$1,350,000	$1,350,000	$1,350,000	$1,350,000	$1,450,000
(1) Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.

Selected Balance Sheet Accounts (in thousands):

	April 30, 2016	January 31, 2016
Prepaid Expenses and Other Current Assets
Prepaid income taxes	$24,329	$22,044
Other taxes receivable	28,117	27,341
Prepaid expenses and other current assets	254,179	201,209
	$306,625	$250,594
Property and Equipment, net
Land	$183,888	$183,888
Buildings and building improvements	618,510	614,081
Computers, equipment and software	1,321,660	1,281,766
Furniture and fixtures	85,327	82,242
Leasehold improvements	499,108	473,688
	2,708,493	2,635,665
Less accumulated depreciation and amortization	(997,021)	(919,837)
	$1,711,472	$1,715,828
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$131,376	$123,065
Acquired developed technology, net of accumulated amortization	275,654	261,193
	$407,030	$384,258
Other Assets, net
Deferred income taxes, noncurrent, net (1)	$17,597	$15,986
Long-term deposits	23,650	19,469
Purchased intangible assets, net of accumulated amortization	267,722	258,580
Acquired intellectual property, net of accumulated amortization	10,564	10,565
Other	89,652	66,310
	$409,185	$370,910

Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$54,583	$71,481
Accrued compensation	386,410	554,502
Accrued other liabilities	433,631	454,287
Accrued income and other taxes payable	154,550	205,781
Accrued professional costs	30,095	33,814
Accrued rent	15,789	14,071
Financing obligation - leased facility, current	18,139	15,402
	$1,093,197	$1,349,338
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable (1)	$85,579	$85,996
Financing obligation - leased facility	202,246	196,711
Long-term lease liabilities and other	551,900	550,358
	$839,725	$833,065

(1)
In November 2015, the FASB issued Accounting Standards Update No. 2015-17 (ASU 2015-17), “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” which simplifies the presentation of deferred income taxes by requiring all deferred tax assets and liabilities to be classified as noncurrent on the balance sheet.

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended April 30,
	2016	2015
Sales Cloud	$724.6	$630.4
Service Cloud	540.1	407.7
App Cloud and Other	325.9	224.0
Marketing Cloud	184.9	143.2
	$1,775.5	$1,405.3

	Three Months Ended April 30,
	2016	2015
Total revenues by geography (in thousands):
Americas	$1,413,229	$1,115,120
Europe	327,854	258,805
Asia Pacific	175,520	137,242
	$1,916,603	$1,511,167
As a percentage of total revenues:
Total revenues by geography:
Americas	74%	74%
Europe	17	17
Asia Pacific	9	9
	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended April 30, 2016 compared to Three Months Ended April 30, 2015	Three Months Ended January 31, 2016 compared to Three Months Ended January 31, 2015	Three Months Ended April 30, 2015 compared to Three Months Ended April 30, 2014
Americas	27%	27%	27%
Europe	33%	32%	28%
Asia Pacific	29%	26%	27%
Total growth	28%	27%	27%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	April 30, 2016 compared to April 30, 2015	January 31, 2016 compared to January 31, 2015	April 30, 2015 compared to April 30, 2014
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	32%	31%	36%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(share data in thousands)

	Three Months Ended April 30,
	2016	2015
Weighted-average shares outstanding for basic earnings per share	677,514	653,809
Effect of dilutive securities:
Convertible senior notes (1)	945	0
Warrants associated with the convertible senior note hedges (1)	0	0
Employee stock awards	8,340	10,501
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	686,799	664,310

(1)	The 0.25% senior notes were not convertible, however there is a dilutive effect for shares outstanding for the three months ended April 30, 2016.
Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended April 30,
	2016	2015
Operating cash flow (1)
GAAP net cash provided by operating activities	$1,051,062	$735,081
Less:
Capital expenditures	(83,301)	(71,087)
Free cash flow	$967,761	$663,994
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.
(1) During the three months ended April 30, 2016, the Company early adopted ASU 2016-09. As a result, excess tax benefits are no longer classified as a reduction of operating cash flow. For more information, refer to the consolidated statements of cash flows for disclosures relating to changes in operating cash flows.
Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended April 30,
	2016	2015
Net income	$38,759	$4,092
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	10,256	(1,855)
Unrealized gains (losses) on investments	11,084	(2,389)
Other comprehensive income (loss), before tax	21,340	(4,244)
Tax effect	0	0
Other comprehensive income (loss), net of tax	21,340	(4,244)
Comprehensive income (loss)	$60,099	$(152)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2016	2015
Non-GAAP gross profit
GAAP gross profit	$1,419,622	$1,129,365
Plus:
Amortization of purchased intangibles (a)	22,215	19,690
Stock-based expense (b)	26,634	15,381
Non-GAAP gross profit	$1,468,471	$1,164,436
Non-GAAP operating expenses
GAAP operating expenses	$1,367,636	$1,098,260
Less:
Amortization of purchased intangibles (a)	(15,386)	(20,027)
Stock-based expense (b)	(162,285)	(127,179)
Plus:
Operating lease termination resulting from purchase of 50 Fremont	0	36,617
Non-GAAP operating expenses	$1,189,965	$987,671
Non-GAAP income from operations
GAAP income from operations	$51,986	$31,105
Plus:
Amortization of purchased intangibles (a)	37,601	39,717
Stock-based expense (b)	188,919	142,560
Less:
Operating lease termination resulting from purchase of 50 Fremont	0	(36,617)
Non-GAAP income from operations	$278,506	$176,765
Non-GAAP non-operating loss (c)
GAAP non-operating loss	$(14,831)	$(13,032)
Plus:
Amortization of debt discount, net	6,226	6,059
Amortization of acquired lease intangible	706	815
Less:
Gains on sales of strategic investments	(12,864)	0
Non-GAAP non-operating loss	$(20,763)	$(6,158)
Non-GAAP net income
GAAP net income	$38,759	$4,092
Plus:
Amortization of purchased intangibles (a)	37,601	39,717
Amortization of acquired lease intangible	706	815
Stock-based expense (b)	188,919	142,560
Amortization of debt discount, net	6,226	6,059
Less:
Operating lease termination resulting from purchase of 50 Fremont	0	(36,617)
Gains on sales of strategic investments	(12,864)	0
Income tax effects and adjustments	(91,814)	(48,291)
Non-GAAP net income	$167,533	$108,335

	Three Months Ended April 30,
	2016	2015
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.06	$0.01
Plus:
Amortization of purchased intangibles	0.05	0.06
Amortization of acquired lease intangible	0.00	0.00
Stock-based expense	0.28	0.21
Amortization of debt discount, net	0.01	0.01
Less:
Operating lease termination resulting from purchase of 50 Fremont	0.00	(0.06)
Gains on sales of strategic investments	(0.02)	0.00
Income tax effects and adjustments	(0.14)	(0.07)
Non-GAAP diluted earnings per share	$0.24	$0.16
Shares used in computing diluted net income per share	686,799	664,310

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenues	$22,215	$19,690
Marketing and sales	15,386	20,027
	$37,601	$39,717

b)	Stock-based expense was as follows:

	Three Months Ended April 30,
	2016	2015
Cost of revenues	$26,634	$15,381
Research and development	35,168	31,242
Marketing and sales	95,474	70,534
General and administrative	31,643	25,403
	$188,919	$142,560

c)	GAAP non-operating loss consists of investment income, interest expense, other expense and gains on sales of strategic investments.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,
	2016	2015
GAAP Basic Net Income Per Share
Net income	$38,759	$4,092
Basic net income per share	$0.06	$0.01
Shares used in computing basic net income per share	677,514	653,809
	Three Months Ended April 30,
	2016	2015
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$167,533	$108,335
Basic Non-GAAP net income per share	$0.25	$0.17
Shares used in computing basic net income per share	677,514	653,809
	Three Months Ended April 30,
	2016	2015
GAAP Diluted Net Income Per Share
Net income	$38,759	$4,092
Diluted net income per share	$0.06	$0.01
Shares used in computing diluted net income per share	686,799	664,310
	Three Months Ended April 30,
	2016	2015
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$167,533	$108,335
Diluted Non-GAAP net income per share	$0.24	$0.16
Shares used in computing diluted net income per share	686,799	664,310

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share, non-GAAP tax rates, and non-GAAP free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items on the company’s operating performance and to enable investors to evaluate the company’s results in the same way management does. These non-cash or non-recurring items generally consist of one-time items resulting from strategic decisions that affect multiple periods or periods unrelated to when the actual items were incurred. Management believes that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on sales of land and building improvements, gains on sales of strategic investments, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period-specific items, which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, such as, for example, significant changes in the company’s geographic earnings mix including acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

Specifically, management is excluding the following items from its non-GAAP earnings per share for Q1 and its non-GAAP estimates for Q2 and FY17:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Gains on Sales of Strategic Investments: The company views gains on sales of its strategic investments resulting from acquisitions initiated by the company in which an equity interest was previously held as discrete events and not indicative of operational performance during any particular period. Management believes that the exclusion of these gains provides investors an enhanced view of the company’s operational performance.

•	Lease Termination Resulting From Purchase of Office Building: The company views the non-cash, one-time gain associated with the termination of its lease at 50 Fremont to be a discrete item.

•
Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains on sales of strategic investments, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the Company’s tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The Company re-evaluates this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. The non-GAAP tax rates for fiscal 2017 is 35.0 percent, and was 35.5 percent for fiscal 2016.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.